Confidential treatment has been requested for the redacted materials on pages 2-6, 8, 10-12, 15 and the last page.

                       SONY PLAYSTATION(TM) LICENSE AGREEMENT

   THIS LICENSE AGREEMENT is entered into as of the 14th day of December, 1994, by and between SONY COMPUTER ENTERTAINMENT OF AMERICA, a division of Sony Electronic Publishing Company, with offices at 711 Fifth Avenue, New York, New York 10022 (hereinafter "Sony"), and Acclaim Entertainment, Inc., with offices at 71 Audrey Avenue, Oyster Bay, New York 11771 (hereinafter "Licensee").

   WHEREAS, Sony and/or its affiliates have developed a CD-based interactive console for playing video games and for other entertainment purposes known as PlayStation(TM) (formerly known under the development code name "PS-X") (hereinafter referred to as the "Player") and also own or have the right to grant licenses to certain intellectual property rights used in connection with the Player.

   WHEREAS, Licensee desires to be granted a non-exclusive license to develop and distribute Licensed Products (as defined below) pursuant to the terms and conditions set forth in this Agreement.

   WHEREAS, Sony is willing, on the terms and subject to the conditions of this Agreement, to grant Licensee the desired non-exclusive license to develop and distribute Licensed Products, and desires to manufacture such Licensed Products for Licensee.

   NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensee and Sony hereby agree as follows:

   1.   Definition of Terms.

        1.1 "Executable Software" means Licensee's object code software which includes the Licensee Software and any software (whether in object code or source code form) provided by Sony which is intended to be combined with Licensee Software for execution on a Player and has the ability to communicate with the software resident in the Player.

        1.2 "Intellectual Property Rights" means, by way of example but not by way of limitation, all current and future worldwide patents and other patent rights, copyrights, trademarks, service marks, trade names, mask work rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, including without limitation all applications and registrations with respect thereto, and all renewals and extensions thereof.

        1.3 "Licensed Territory" means the countries listed in Exhibit A, as may be in effect from time to time.

        1.4 "Licensed Products" shall mean the Executable Software embodied on CD-ROM media.

        1.5 "Licensed Trademarks" means the trademarks, service marks and logos designated by Sony. Nothing contained in this Agreement shall in any way grant Licensee the right to use the trademark "Sony" in any manner as a trademark, trade name, service mark or logo other than as expressly permitted by Sony. Sony may amend such Licensed Trademarks upon reasonable written notice to Licensee.

        1.6 "Licensee Software" means Licensee's application object code and data (including audio and video material) developed by Licensee in accordance with this Agreement, which, when linked to any software provided by Sony, create Executable Software.

        1.7 "Packaging" means, with respect to each Licensed Product, the carton, containers, packaging and wrapping materials (but excluding instructional manuals, liners or other user information for such Licensed Product to be inserted in the jewel case).

        1.8 "Sony Materials" means any data, object code, source code, documentation, and hardware provided or supplied to Licensee by Sony, including, without limitation, any portion or portions of the development tools.

   2.   License Grant.

        Sony hereby grants to Licensee, and Licensee hereby accepts, for the term of this Agreement, within the Licensed Territory, under Sony's Intellectual Property Rights, including without limitation any relevant patents Sony owns or has acquired by license, a non-exclusive, nontrans-ferable license, without the right to sublicense (except as specifically provided herein): (i) to use the object code version of any software supplied by Sony that is intended to be combined with Licensee Software and executed on a Player internally as may reasonably be necessary to develop Licensed Products; (ii) to reproduce and distribute executable files for execution on a Player incorporating such software in accordance with the provisions of this License Agreement, including without limitation, Section 7; (iii) to market, distribute and sell such Licensed Products; (iv) to use the Licensed Trademarks in connection with the packaging, advertising and promotion of the Licensed Products; and (v) to sublicense to end users the right to use the Licensed Products for non-commercial purposes only and not for public performance.

   3.   Development Tools.

        After execution of this Agreement, Sony will provide to Licensee the hardware and software development tools which Sony deems to be necessary for development of the Executable Software pursuant to an agreement to be entered into separately between the parties hereto.

   4.   Limitations on Licenses; Reservation of Rights.

        4.1 Reverse Engineering Prohibited. Licensee hereby agrees not to disassemble, peel semiconductor components, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code from, all or any portion of the Sony Materials (whether or not all or any portion of the Sony Materials are integrated with the Licensee Software), or permit or

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   encourage any third party to do so, or use or acquire any materials from any third party who,
                     does so. Licensee shall not use, modify, reproduce, sublicense, distribute, create derivative works from, or otherwise provide to third parties, the Sony Materials, in whole or in part, other than as expressly permitted by this License Agreement. Licensee shall be required in all cases to pay royalties in accordance with Section 9 hereto to Sony on any of Licensee's products utilizing Sony Materials or which are in any way derived from the disassembly, decompilation, reverse engineering of, or use of source code derived from, the Sony Materials.

        4.2 Reservation of Sony's Rights. The licenses granted in this License Agreement extend only to development of Licensed Products for use on the Player, in such format as may be designated by Sony. Without limiting the generality of the foregoing, Licensee shall not have the right to distribute or transmit the Executable Software or the Licensed Products (to the extent such Executable Software or the Licensed Products include Sony Materials) via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or over a network of interconnected computers or other devices. This License Agreement does not grant any right or license, under any Intellectual Property Rights of Sony or otherwise, except as expressly provided herein, and no other right or license is to be implied by or inferred from any provision of this License Agreement or the conduct of the parties hereunder. Licensee shall not make use of any of the Sony Materials and Player or any Intellectual Property Rights related to the Sony Materials and Player (or any portion thereof) except as authorized by and in compliance with the provisions of this License Agreement or as may be otherwise expressly authorized in writing by Sony. No right, license or privilege has been granted to Licensee hereunder concerning the development of any collateral product or other use or purpose of any kind whatsoever which displays or depicts any of the Licensed Trademarks.

        4.3 Reservation of Licensee's Rights. Licensee retains all rights, title and interest in and to the Licensee Software, including without limitation, Licensee's Intellectual Property Rights therein, and nothing in this Agreement shall be construed to restrict the right of Licensee to develop products incorporating the Licensee Software (separate and apart from the Sony Materials) for any hardware platform or service other than the Player.

   5.   Quality Standards for the Licensed Products.

        5.1 Product Proposal. Licensee shall be required to submit product
   proposals as follows: At least       prior to any planned commercial release
   of any Licensed Product, Licensee shall submit to Sony a product proposal form (the "Product Proposal"). Licensee shall notify Sony promptly in writing of any material proposed change in any portion of the Product Proposal and shall, from time to time at the request of Sony for quality assurance purposes, submit work-in-progress on the Licensed Product during the development process, in a medium designated by Sony, for Sony's approval. Licensee shall notify Sony promptly in writing in the event of any material proposed change in any portion of the Product Proposal after such submission. Sony shall have the right, from time to time with appropriate notice to Licensee, to limit the number of proposed Licensed Products that Licensee may submit to Sony for review and approval or disapproval, during any period following the effective date of this Agreement.

        5.2 Approval of Content and Executable Software. The Licensed Products, including, without limitation, the content and title of each of the Licensed Products, and/or Licensee's use of any of the Licensed Trademarks, shall be subject to Sony's prior written approval, which shall be within Sony's sole
   discretion as to acceptable standards relating to the        . Furthermore,
   such Licensed Products shall not in any event contain        . Licensee
   shall, on or before the estimated release date referred to in the Product Proposal, deliver to Sony for its inspection and evaluation, a prototype of the Executable Software for the proposed Licensed Product. Such prototype shall be in the format prescribed by Sony. Sony will evaluate such prototype Executable Software and notify Licensee in writing of its approval or disapproval of such Executable Software. Such disapproval shall only be based
   upon Licensee's failure to comply with        , determined in the sole
   discretion of Sony and communicated to Licensee at the time of such notification, or the restrictions set forth in the first two sentences of this section. If such Executable Software is disapproved, Sony shall specify the reasons for such disapproval and state what corrections and/or improvements are necessary. Any such changes to the Executable Software shall be made by Licensee at Licensee's cost. Sony will also identify to Licensee certain of its software testers which shall be designated, in whole or in part, to work on the submitted Executable Software of Licensee. After making the necessary corrections and/or improvements, Licensee may submit a new prototype for approval or disapproval by Sony. No approval by Sony of any element of the Executable Software shall be deemed an approval of any other element of the Licensed Product, nor shall any such approval be deemed to constitute a waiver of any of Sony's rights under this Agreement.

        5.3 Approval of Packaging and Artwork. For each proposed Licensed Product, Licensee shall be responsible, at Licensee's expense, for developing all artwork and mechanicals ("Artwork") set forth on the Packaging, and all instructional manuals, liners and other user materials ("Inserts") inserted into the jewel box (Artwork and Inserts herein collectively referred to as "Printed Materials"). All Printed Materials shall comply with the requirements of the Sony Guidelines (hereinafter "Guidelines") to be provided to Licensee subsequent to the execution of this License Agreement, and as may be amended from time to time upon written notice by Sony. At the time prototype Executable Software for a proposed


                                                                  CONFIDENTIAL
   Licensed Product is submitted to Sony for inspection and evaluation,
   Licensee shall also deliver to Sony, for review and evaluation, the proposed final Printed Materials for such proposed Licensed Product, and a form of limited warranty for the proposed Licensed Product. Licensee agrees that the quality of such Printed Materials shall be of at least the same quality as that associated with
                                   .  If any of the Printed Materials are
   disapproved because they do not comply with the foregoing, Sony shall specify the reasons for such disapproval and state what corrections are necessary, provided that terms of disapproval shall be limited to the restrictions set
   forth in           and inclusion of appropriate ratings information as set
   forth in Section 5.5 hereto.

   After making the necessary corrections to the disapproved Printed Materials, Licensee may submit new proposed Printed Materials for approval by Sony. Sony shall not unreasonably withhold its approval of the proposed Printed Materials submitted for review by Licensee in accordance with the terms of this Section. No approval by Sony of any element of the Printed Materials shall be deemed an approval of any other element of the Licensed Product, nor shall any such approval be deemed to constitute a waiver of any of Sony's rights under this Agreement.

        5.4 Advertising Materials. Pre-production samples of the advertising, merchandising, promotional, and display materials of or concerning the Licensed Products (collectively referred to hereinafter as the "Advertising Materials") shall be submitted by Licensee to Sony, free of cost, for Sony's evaluation and approval as to style and usage of any of the Licensed Trademarks, and appropriate reference of the notices, prior to any actual production, use, or distribution of any such items by Licensee or in its behalf. No such proposed Advertising Materials shall be produced, used, or distributed directly or indirectly by Licensee without first obtaining the written approval of Sony. Subject in each instance to the prior written approval of Sony, Licensee may use such textual and/or pictorial advertising matter (if any) as may be created by Sony or in its behalf pertaining to the Sony Materials and/or to the Licensed Trademarks on such promotional and advertising materials as may, in Licensee's judgment, promote the sale of the Licensed Products within the Licensed Territory. Sony shall have the right to use the Licensed Products in any advertising or promotion for Player at Sony's expense, subject to Licensee's reasonable prior approval with respect to use of Licensee's trademarks and copyrighted materials contained in such advertisement or promotion. Sony shall confer with Licensee regarding the text of any such advertisement. If required by Sony and/or any governmental entity, Licensee shall include, at Licensee's cost and expense, the required consumer advisory rating code(s) on any and all marketing and advertising materials used in connection with the Licensed Product, which shall be procured in accordance with the provisions of
   Section 6 below.

        5.5 Labeling Requirements. All Printed Materials for each unit of the Licensed Products shall have conspicuously, legibly and irremovably affixed thereto the notices specified in a template to be provided to Licensee subsequent to the execution of this License Agreement, which template may be amended from time to time by Sony during the term of this License Agreement. Licensee agrees that, if required by Sony or any governmental entity, it shall submit each Licensed Product to a consumer advisory ratings system designated by Sony and/or such governmental entity for the purpose of

                                                                  CONFIDENTIAL
   obtaining rating code(s) for each Licensed Product. Any and all costs and expenses incurred in connection with obtaining such rating code(s) shall be borne solely by Licensee. Any required consumer advisory rating code(s) procured hereby shall be displayed on the Licensed Product and the associated Printed Materials in accordance with the Guidelines, at Licensee's cost and expense.

        6.1  Obligation to Release Licensed Products.  Licensee agrees to
   commercially release a total of        Licensed Products in each of the first
          of the Term, including the title commercially released during
   provided, that such obligation with respect to the        will be waived if
   the market share of the Player as measured by the Toy Retail Sales Tracking
   Service (TRSTS) falls below        for,        beginning        following
   commercial release of the Player in the United States. Licensee agrees that all such titles will be designed (if an original title for the Player) or modified (if a pre-existing title) to substantially utilize the particular capabilities of the Sony Materials and the Player.

        6.3 Restriction on Publication. Licensee agrees that it shall not publish products pursuant to this Agreement for play on the Player for any third party either directly or indirectly through any partnership, joint venture affiliated label program or other arrangement. Licensee may only publish products for a third party if such third party has executed a separate license agreement with Sony and, under any arrangement between Licensee and third party, such third party's products are expressly made subject to the terms of the third party's agreement with Sony. The foregoing notwithstanding, nothing herein shall prevent Licensee from publishing products for play on the Player pursuant to this Agreement pursuant to a license of a property from a third party made in the normal course of business and subsequently developed by Licensee or by one of its approved subcontractors pursuant to Section 17.5. The parties agree that the express intent of this Section 6.3 is to limit the grant by Sony of the licenses to publish products for play on the Player under this Agreement to Licensee.

   7.   Manufacture of the Licensed Products.

        7.1  Manufacture by Sony.

        7.1  Appointment of Sony as          Manufacturer. Licensee
   hereby appoints Sony, and Sony hereby accepts such appointment, as the
   manufacturer of         units of the Licensed Products. Licensee
   acknowledges and agrees that it shall purchase from Sony          of its
   requirements for finished units of the Licensed Products and inserts for such Licensed Products, subject to Section 7.1.3 below, during the term of the Agreement. Sony shall provide to Licensee written specifications setting forth terms relating to the manufacturing of Licensed Products and their component parts ("Specifications") subsequent to execution of this Agreement, which may be amended from time to time upon reasonable written notice to Licensee. Sony shall have the right, but no obligation, to subcontract any phase of production of any or all of the Licensed Products or any part thereof.

             7.1.2 Creation of Master CD-ROM. Following approval by Sony of each Licensed Product pursuant to Section 5.2, Licensee shall provide Sony with two (2) copies (in the form of CD write-once discs or such other form as may be requested by Sony in the Specifications) of the pre-production Executable Software for the original master CD-ROM (the "Master CD-ROM") from which all other copies of the Licensed Product are to be replicated. Promptly following such receipt of such samples, Sony shall create the Master CD-ROM from one (1) such sample of the pre-production Executable Software in compliance with specifications effective at the time of replication. Licensee shall be responsible for the costs, as set forth in the Specifications, of creating such Master CD- ROM. In order to insure against loss or damage to the copies of the Executable Software furnished to Sony, Licensee will retain duplicates of all such Executable Software. Sony shall not be liable for loss of or damage to any copies of the Executable Software.

             7.1.3 Delivery of Printed Materials. Licensee shall deliver the film for all Printed Materials to Sony or at Sony's option to Sony's designated manufacturing facility in accordance with the Specifications, at Licensee's sole risk and expense. In the event that Licensee elects to be responsible for manufacturing the Printed Materials, Licensee shall deliver such Printed Materials, in the minimum order quantities set forth in Section
   7.2.2 below.

             7.1.4     Manufacture of Units.  Upon approval, pursuant to
   Section 5, of such pre-production samples of the Executable Software for the Master CD-ROM and the associated Artwork. Sony will, in accordance with the terms and conditions set forth in this Section 7 and at Licensee's expense
   (a) manufacture units of the Licensed Product for Licensee; (b) manufacture Licensee's Packaging and inserts (subject to Licensee's right to manufacture its own Printed Materials at Licensee's sole cost and expense); and (c) package the CD-ROMs with the Printed Materials.

        7.2  Price, Payment and Terms.

             7.2.1 Price. The applicable price for manufacture of any units of the Licensed Products ordered hereunder shall be determined by Sony and provided to Licensee in the Specifications prior to manufacture of the
   Licensed Products.  Such price shall be based on the     (subject to Section
   7.1.4 above),           provided by Sony.

                                                                  CONFIDENTIAL
                    Purchase price(s) shall be stated in United States dollars and are subject to change by Sony at any time upon reasonable written notice to Licensee; provided, however, the applicable price shall not be changed with respect to any units of the Licensed Products which are the subject of an effective purchase order but which have not yet been delivered by Sony at the designated F.O.B. point. Prices for the finished units of the Licensed Products are exclusive of any foreign or U.S. federal, state, or local sales or value-added tax, use, excise, customs duties or other similar taxes or duties, which Sony may be required to collect or pay as a consequence of the sale or delivery of any units of the Licensed Products to Licensee.
   Licensee shall be solely responsible for the payment or reimbursement of any such taxes, fees, and other such charges or assessments applicable to the sale and/or purchase of any finished units of any of the Licensed Products.

             7.2.2 Orders. Licensee shall issue to Sony written purchase order(s) in accordance with the Specifications. Such orders shall reference this Agreement, give Licensee authorization number, specify quantities by Licensed Product, state requested delivery date and all packaging information and be submitted on or with an order form to be provided in the Specifications. All purchase orders shall be subject to acceptance by Sony. Licensee shall issue to Sony, for each of the Licensed Products approved by Sony pursuant to Section 5.1, a non-cancelable Purchase Order for at least one thousand (1,000) units of such Licensed Product. In the event that Sony manufactures the Printed Materials for the Licensee pursuant to Section
   7.1.3 above, Licensee may, at Licensee's option, allow Sony to purchase an additional 20% of such Printed Materials at Licensee's expense in anticipation of reorders. Licensee agrees that such Printed Materials will be stored by Sony for a period of no more than ninety (90) days. Licensee may order additional units of any of such Licensed Products in the minimum reorder quantity of one thousand (1,000) units per order, provided that reorder quantities may be less than one thousand (1,000) units per order (but in no event less than one hundred (100) units per order), in Sony's sole discretion, in the event that either (i) Sony has additional quantities of Printed Materials in stock with respect to any such Licensed Product, or
   (ii) Licensee agrees to provide its own Printed Materials in accordance with
   Section 7.1.3 above. Licensee shall have no right to cancel or reschedule any Purchase Order (or any portion thereof) for any of the Licensed Products unless the parties shall first have reached mutual agreement as to Licensee's financial liability with respect to any desired cancellation or rescheduling of any such Purchase Order (or any portion thereof).

             7.2.3 Payment Terms. Orders will be invoiced upon shipment, and will include royalties payable pursuant to Section 9 hereto. Each invoice will be paid within thirty (30) days of the date of the invoice.
   No other deduction may be made from remittances unless an approved credit memo has been issued by Sony. No claim for credit due to shortage or breakage will be allowed unless it is made within seven (7) days from the date of receipt of shipment. Each shipment of Licensed Products to Licensee shall constitute a separate sale obligating Licensee to pay therefore, whether said shipment be whole or partial fulfillment of any order. All sums owed or otherwise payable to Sony under this Section 7 and under Section 9 hereto shall bear interest at the rate of one and one-half (1-1/2%) percent per month, or such lower rate as may be the maximum rate permitted under applicable law, from the date upon which payment of the same shall first become due up to and including the date of payment thereof whether before or after judgment. Licensee shall be additionally liable for all of Sony's costs and expenses of collection, including, without limitation, reasonable fees for attorneys and court costs. Notwithstanding the foregoing, such specified rate of interest shall not excuse or be construed as a waiver of Licensee's obligation to timely provide any and all payments owed to Sony hereunder.

        7.3  Delivery of Licensed Products.  Sony shall have no obligation to store completed units of Licensed Products. Delivery of Licensed Products shall be in accordance with the Specifications. Title, risk of loss, or damage in transit to any and all Licensed Products manufactured by Sony pursuant to Licensee's orders shall vest in Licensee immediately upon delivery to the carrier.

        7.4 Technology Exchange and Quality Assurance. There will be no technology exchange between Sony and Licensee under this Agreement. Due to the proprietary nature of the mastering process, Sony will not under any circumstances release any master discs or other in-process materials to the Licensee. All such physical master discs, stampers, etc. shall be and remain the sole property of Sony.

        7.5 Inspection and Acceptance. Licensee may inspect and test any units of the Licensed Products at Licensee's receiving destination. Any finished units of the Licensed Products which fail to conform to the Specifications and/or any descriptions contained in this Agreement may be rejected by Licensee by providing written notice thereof to Sony within thirty (30) days of receipt of such units of the Licensed Products at Licensee's receiving destination. In such event, the provisions of Section
   11.4 regarding Sony's warranty of the units shall apply with respect to any such rejected units of the Licensed Products. Notwithstanding the provisions of Section 11.4.1 hereto, if Licensee fails to properly reject any units of the Licensed Products within such thirty (30) day period, such Licensed Product units shall be deemed accepted by Licensee and may not be subsequently rejected.

   8.   Marketing and Distribution.

        In accordance with the provisions of this License Agreement, Licensee shall, at no expense to Sony, diligently market, sell and distribute the Licensed Products, and shall use its reasonable best efforts to stimulate demand for such Licensed Products in the Licensed Territory and to supply any resulting demand subject to timely manufacture by Sony. Licensee shall use its reasonable best efforts to protect the Licensed Products from and against illegal reproduction and/or copying by end users or by any other persons or entities. Such methods of protection may include, without limitation, markings or insignia providing identification of authenticity and packaging seals. Subject to availability, Licensee shall sell to Sony quantities of the Licensed Products at as low a price and on terms as favorable as Licensee sells similar quantities of the Licensed Products to the general trade; provided, however, Sony shall not directly or indirectly resell any such units of the Licensed Products within the Licensed Territory without Licensee's prior

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   written consent.

   9.   Royalties.

        Licensee shall pay Sony a per unit royalty in United States dollars, as set forth on Exhibit B hereto, for each unit of the Licensed Products manufactured. Payment of such royalties shall be made to Sony in conjunction with the payment to Sony of the manufacturing costs for each unit and pursuant to the payment terms of Section 7.2.3 hereto. No costs incurred in the development, manufacture, marketing, sale, and/or distribution of the Licensed Products shall be deducted from any royalties payable to Sony hereunder

             Similarly, there shall be no deduction from the royalties otherwise owed to Sony hereunder as a result of any uncollectible accounts owed to Licensee, or for any credits, discounts, allowances or returns which Licensee may credit or otherwise grant to any third party customer of any units of the Licensed Products, or for any taxes, fees, assessments, or expenses of any kind which may be incurred by Licensee in connection with its sale and/or distribution of any units of the Licensed Products and/or arising with respect to the payment of royalties hereunder. In addition to the royalty payments provided to Sony hereunder, Licensee shall be solely responsible for and bear any cost relating to any withholding taxes and/or other such assessments which may be imposed by any governmental authority with respect to the royalties paid to Sony hereunder. Licensee shall provide Sony with official tax receipts or other such documentary evidence issued by the applicable tax authorities sufficient to substantiate that any such taxes and/or assessments have in fact been paid.

   10.  Representations and Warranties.

        10.1 Representations and Warranties of Sony. Sony represents and warrants solely for the benefit of Licensee that: (i) Sony has the right, power and authority to enter into this License Agreement, to grant rights to Licensee and to fully perform its obligations hereunder

        10.2 Representations and Warranties of Licensee. Licensee represents and warrants that: (i) there is no threatened or pending action, suit, claim or proceeding alleging that the use by Licensee of all or any part of the Licensee Software or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed Products infringes or otherwise violates any Intellectual Property Right or other right or interest of any kind whatsoever of any third party, or otherwise contesting any right, title or interest of Licensee in or to the Licensee Software or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed Products; (ii) Licensee has the right, power and authority to enter into this License Agreement and to fully perform its obligations hereunder; (iii) the making of this License Agreement by Licensee does not violate any separate agreement, rights or obligations existing between Licensee and any other person or entity, and, throughout the term of this License Agreement, Licensee shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this License Agreement; (iv) Licensee shall not make any representation or give any warranty to any person

                                                                  CONFIDENTIAL
   or entity expressly or impliedly on Sony's behalf, or to the effect that the Licensed Products are connected in any way with Sony (other than that the Licensed Products have been developed, marketed, manufactured, sold, and/or distributed under license from Sony), (v) the Executable Software shall be distributed by Licensee solely in object code form; (vi) each of the Licensed Products shall be marketed, sold, and distributed in an ethical manner and in accordance with all applicable laws and regulations; and (vii) Licensee's policies and practices with respect to the marketing, sale, and/or distribution of the Licensed Products shall in no manner reflect adversely upon the name, reputation or goodwill of Sony.

   11.  Indemnities; Limited Liability.

        11.1 Indemnification by Sony. Sony shall indemnify and hold Licensee harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim which result from or are in connection with a breach of any of the warranties provided by Sony herein; provided, however, that Licensee shall give prompt written notice to Sony of the assertion of any such claim, and provided, further, that Sony shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Licensee to participate in any such action or proceeding at its own expense with counsel of its own choosing. Sony shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by Sony.

   Licensee agrees to provide Sony, at no expense to Licensee, reasonable assistance and cooperation concerning any such matter; and Licensee shall not agree to the settlement of any such claim, action or proceeding without Sony's prior written consent. If Licensee is joined as a party to any lawsuit initiated by or against Sony, Sony shall indemnify and hold Licensee harmless from and against all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys and court costs, incurred in connection with any such lawsuit.

        11.2 Indemnification by Licensee. Licensee shall indemnify and hold Sony harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the representations or warranties provided by Licensee herein, including without limitation claims resulting from Licensee's failure to timely pay, any withholding taxes or other assessments as set forth in Section 9 hereto or any breach of Licensee's confidentiality obligations as set forth in Section 14 hereto; or
   (ii) any claim of infringement or alleged infringement of any third party's Intellectual Property Rights with respect to the Licensee Software; or (iii) any claims of or in connection with any bodily injury (including death) or property damage, by whomsoever such claim is made, arising out of, in whole or in part, the manufacture, sale, and/or use of any of the Licensed Products manufactured by Sony hereunder, unless due to the negligence of Sony in performing any of the specific duties and/or providing any of the specific manufacturing services required of it hereunder; provided, however, that Sony shall give prompt written notice to Licensee of the assertion of any such claim, and provided, further, that Licensee shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Sony to participate in any such action or proceeding at its own expense with counsel of its own choosing. Licensee shall have the exclusive right, at its discretion, to commence and/or prosecute at its own expense any lawsuit or to take such other action with respect to such matter as shall be deemed appropriate by Licensee. Sony shall provide Licensee, at no expense to Sony, reasonable assistance and cooperation concerning any such matter. If Sony is joined as a party to any lawsuit initiated by or against Licensee, Licensee shall indemnify and hold Sony harmless from and against all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys and court costs, incurred in connection with any such lawsuit. Sony shall not agree to the settlement of any such claim, action or proceeding without Licensee's prior written consent.

        11.3 Limitation of Liability; Licensee's Obligations.

             11.3.1 Limitation of Sony's Liability. IN NO EVENT SHALL SONY OR ITS AFFILIATES, SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR PROSPECTIVE PROFITS, OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SONY, THE MANUFACTURE OF THE LICENSED PRODUCTS AND THE USE OF THE LICENSED PRODUCTS BY LICENSEE OR ANY END-USER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE),

   INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. IT IS THE RESPONSIBILITY OF LICENSEE TO REVIEW THE ACCURACY OF THE DATA ON THE UNITS MANUFACTURED BY SONY FOR LICENSEE. IN NO EVENT SHALL SONY'S LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT DAMAGES, AND INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER
   SECTION 11.1 AND ANY WARRANTY IN SECTION 11.4 HERETO, EXCEED THE TOTAL AMOUNT PAID BY LICENSEE TO SONY UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SONY, NOR ANY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO LICENSEE OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY AND/OR PERFORMANCE OF ANY PORTION OF THE SONY MATERIALS OR THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE OPERATION OR PERFORMANCE OF ANY OF THE LICENSED PRODUCTS.

             11.3.2 Limitation of Licensee's Liability. IN NO EVENT SHALL LICENSEE OR ITS AFFILIATES, SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO SONY FOR ANY PROSPECTIVE PROFITS, OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH (i) THIS AGREEMENT OR (ii) THE USE OR DISTRIBUTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT OF ANY OBJECT CODE PROVIDED BY SONY, IN WHOLE OR IN PART, OR ANY LICENSEE SOFTWARE BY LICENSEE OR ANY THIRD PARTY, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, PROVIDED THAT LICENSEE EXPRESSLY AGREES THAT SUCH LIMITATIONS SHALL NOT APPLY TO DAMAGES RESULTING FROM LICENSEE'S BREACH OF SECTIONS 2, 4, 11.2, 12.2 OR 14 OF THIS AGREEMENT, AND PROVIDED FURTHER THAT SUCH LIMITATIONS SHALL NOT APPLY TO AMOUNTS WHICH LICENSEE MAY BE REQUIRED TO PAY TO THIRD PARTIES UNDER SECTIONS 11.2 OR 17.9.

             11.3.3 Licensee's Obligations. If at any time or times subsequent to the approval of the Executable Software pursuant to Section 5.2, Sony identifies any bugs with respect to the Licensed Product or any bugs are brought to the attention of Sony, Licensee shall, at no cost to Sony, promptly correct any such bugs, to Sony's reasonable satisfaction. In the event any units of any of the Licensed Products create any risk of loss or damage to any property or injury to any person, Licensee shall immediately take effective steps, at Licensee's sole liability and expense, to recall and/or to remove such defective product units from any affected channels of distribution. Licensee shall provide all end-user support for the Licensed Products.

        11.4  Warranties, Disclaimer of Warranties.

             11.4.1 Manufacturing Warranty. Sony warrants that the units that are manufactured by Sony for Licensee pursuant to Section 7 of this Agreement
   shall, at time of delivery to Licensee, be free from          .  The sole
   obligation of Sony under this warranty shall be, for a period of        from
   the date of shipment of such discs by Sony to Licensee, at Sony's election, either to replace, to issue credit, or to refund to Licensee the purchase price paid to Sony for any such defective discs. Such warranty is the only warranty applicable to the Licensed Product manufactured by Sony for Licensee pursuant to Section 7 of this Agreement. This warranty shall not apply to damage resulting from accident, alteration, negligence or misuse of the Licensed Products. If, during the aforesaid period, a defective disc is received by Licensee, Licensee shall notify Sony and, upon request by Sony, provide Sony with the returned disc(s) and a written description of the defect claimed. Sony shall not accept the return of any disc(s) except
              (i.e., those discs that are not free from            and all such
   returns must be authorized by Sony in writing and in advance. All discs for which return is authorized will be sent to a place designated by Sony at Sony's expense. If the defect did not arise from causes in shipping,
   processing and analyzing the discs, Sony's judgment as to the        shall
   be final and binding.

             11.4.2 Disclaimer of Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH ABOVE, NEITHER SONY NOR ITS AFFILIATES AND SUPPLIERS MAKE, NOR DOES LICENSEE RECEIVE, ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY REGARDING THE SONY MATERIALS AND THE PLAYER AND/OR THE UNITS OF THE LICENSED PRODUCTS MANUFACTURED HEREUNDER. SONY SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE, DIRECT OR CONSEQUENTIAL, ARISING OUT OF THE USE OR INABILITY TO USE THE UNITS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SONY AND ITS AFFILIATES AND SUPPLIERS EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION, REGARDING THE SONY MATERIALS AND THE PLAYER AND/OR THE UNITS MANUFACTURED HEREUNDER. ANY WARRANTY AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATUTE IS EXPRESSLY DISCLAIMED.

   12.  Copyright, Trademark and Trade Secret Rights.

        12.1 Licensee Rights. The copyrights with respect to the Licensee Software (exclusive of the rights licensed from Sony hereunder) and any names or other designations used as titles for the Licensed Products are and shall be the exclusive property of Licensee or of any third party from which Licensee has been granted the license and related rights to develop and otherwise exploit any such Licensee Software or any such names or other designations.

        12.2 Sony Rights.

             12.2.1 Licensed Trademarks. The Licensed Trademarks and the goodwill associated therewith are and shall be the exclusive property of Sony. Nothing herein shall give Licensee any right, title or interest in or to any of the Licensed Trademarks, other than the non-exclusive license and privilege during the term hereof to display and use the Licensed Trademarks solely in accordance with the provisions of this License Agreement.
   Licensee shall not do or cause to be done any act or thing        in any way
   impairing or tending to impair any of Sony's rights, title, or interests in or to any of the Licensed Trademarks, nor shall Licensee register any trademark in its own name or in the name of any other person or entity which is similar to or is likely to be confused with any of the Licensed Trademarks.

             12.2.2 License of Sony Materials and Player. Subject to the rights granted by Sony to Licensee hereunder, all rights with respect to the Sony Materials and Player, including, without limitation, all of Sony's Intellectual Property Rights therein, are and shall be the exclusive property of Sony. Nothing herein shall give Licensee any right, title or interest in or to the Sony Materials or the Player (or any portion thereof), other than the non-exclusive license and privilege during the term hereof to use the Sony Materials and Player for the development of the Executable Software solely in accordance with the provisions of this License Agreement. Licensee shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of Sony's rights, title, and/or interests in or to the Sony Materials or the Player (or any portion thereof).

        12.3 Effect of Termination. Upon the expiration or earlier termination of this License Agreement for any reason, Licensee shall immediately cease and desist from any further use of the Licensed Trademarks and Sony Materials licensed hereunder, subject to the provisions of Section 16.3, below.

   13.  Copyright, Trademark and Trade Secret Protection.

        In the event that either Licensee or Sony discovers or otherwise becomes aware that any of the Intellectual Property Rights of the other embodied in any of the Licensed Products have been or are being infringed upon by any third party, then the party with knowledge of such infringement or apparent infringement shall promptly notify the other party.

   14.  Confidentiality.

        14.1 Nondisclosure Agreement. Licensee hereby acknowledges that the Nondisclosure Agreement dated November 2, 1993 between Sony and Licensee ("Nondisclosure Agreement") will remain in full force and effect with respect to the Confidential Information of Sony throughout the term of this Agreement. In the event of any conflict or inconsistency between the provisions of the Nondisclosure Agreement and the provisions of this Section 14, the provisions of the Nondisclosure Agreement shall control with respect to the Confidential Information of Sony.

        14.2 Confidential Information. For the purposes of this License Agreement, "Confidential Information" of Sony means (i) the Sony Materials and information regarding Sony's finances, business, marketing and technical plans, (ii) all documentation and information relating to the foregoing (other than documentation and information expressly intended for use by and released to end users or the general public), and (iii) any and all other information, of whatever type and in whatever medium (including without limitation all data, ideas, discoveries, developments, know-how, trade secrets, inventions, creations and improvements), that is disclosed in writing or in any other form by Sony to Licensee. "Confidential
   Information" of Licensee shall mean (i) the Licensee Software as provided to Sony pursuant to this License Agreement, (ii) information regarding Licensee,
        (iii) all documentation and information relating to the foregoing (other than documentation and information expressly intended for use by and released to end users or the general public), and (iv) any and all other information, of whatever type and in whatever medium (including without limitation all data, ideas, discoveries, developments, know-how, trade secrets, inventions, creations and improvements), that is disclosed in writing or in any other form by Licensee to Sony if the information is designated as (or is provided under circumstances indicating the information is) confidential or proprietary.

                                                                    CONFIDENTIAL
        14.3 Preservation of Confidentiality; Non-Disclosure.   Each party
   ("receiving party") shall hold all Confidential Information of the other party ("disclosing party") in trust and in strict confidence for the sole benefit of the disclosing party and for the exercise of the limited rights expressly granted to the receiving party under this License Agreement. The receiving party shall take all steps necessary to preserve the confidentiality of the Confidential Information of the disclosing party, and to prevent it from falling into the public domain or into the possession of persons other than those persons to whom disclosure is authorized hereunder, including but not limited to those steps that the receiving party takes to protect the confidentiality of its own most highly confidential information. Except as may be expressly authorized by the disclosing party in writing, the receiving party shall not at any time, either before or after any termination of this License Agreement, directly or indirectly: (i) disclose any Confidential Information to any person other than an employee or subcontractor of the receiving party who needs to know or have access to such Confidential Information for the purposes of this License Agreement, and only to the extent necessary for such purposes (and with respect to any subcontractor, only in accordance with Section 17.5 below); (ii) except as otherwise provided in this License Agreement, duplicate the Confidential Information for any purpose whatsoever; (iii) use the Confidential Information for any reason or purpose other than as expressly permitted in this License Agreement; or (iv) remove any copyright notice, trademark notice and/or other proprietary legend set forth on or contained within any of the Confidential Information.

        14.4 Obligations Upon Unauthorized Disclosure.

             14.4.1 Notice to Disclosing Party. If at any time the receiving party becomes aware of any unauthorized duplication, access, use, possession or knowledge of any Confidential Information, the receiving party shall immediately notify the disclosing party. The receiving party shall provide any and all reasonable assistance to the disclosing party to protect the disclosing party's proprietary rights in any Confidential Information that the receiving party or its employees or permitted subcontractors may have directly or indirectly disclosed or made available and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this License Agreement including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for all reasonable attorneys' fees (and all related costs), costs and expenses incurred by the disclosing party to protect its proprietary rights in the Confidential Information. The receiving party shall take all reasonable steps requested by the disclosing party to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of the Confidential Information.

             14.4.2 Accounting, Etc. If either party violates or fails to comply with any of the terms or conditions of this Section 14 or Section 4 hereto, the other party shall be entitled to an accounting and repayment of all forms of compensation, commissions, remuneration or benefits which the violating party directly or indirectly realizes as a result of or in connection with any such violation or failure to comply. Such remedy shall be in addition to and not in limitation of any injunctive relief or other remedies to which the disclosing party may be entitled under this Agreement or otherwise, at law or in equity.

        14.5 Exceptions. The foregoing restrictions will not apply to information to the extent that the receiving party can demonstrate such information: (i) was known to the receiving party at the time of disclosure to the receiving party by the disclosing party as shown by the files of the receiving party in existence at the time of disclosure; (ii) becomes part of information in the public domain through no fault of the receiving party;
   (iii) has been rightfully received from a third party authorized by the disclosing party to make such disclosure without restriction; (iv) has been approved for release by prior written authorization of the disclosing party; or (v) has been disclosed by court order or as otherwise required by law (including without limitation to the extent that disclosure may be required under Federal or state securities laws), provided that the receiving party has notified the disclosing party promptly upon learning of the possibility of any such court order or legal requirement and has given the disclosing party a reasonable opportunity (and cooperated with the disclosing party) to contest or limit the scope of such required disclosure (including application for a protective order). Information shall not be deemed known to the receiving party or publicly known for purposes of the above exceptions (A) merely because it is embraced by more general information in the prior possession of the receiving party or others, or (B) merely because it is expressed in public material in general terms not specifically the same as Confidential Information.

        14.6 Confidentiality of Agreement. Subject to Section 14.5 above, the terms and conditions of this License Agreement shall be treated as Confidential Information; provided that each party may disclose the terms and conditions of this License Agreement: (i) to legal counsel; (ii) in confidence, to accountants, banks and financing sources and their advisors; and (iii) in confidence, in connection with the enforcement of this License Agreement or rights under this License Agreement and (iv) without limiting the requirements set forth in clause (v) of Section 14.5 hereto, the parties agree that if either of them shall be required, in the opinion of counsel, to file publicly or otherwise disclose the terms of this License Agreement under applicable federal and/or state securities laws, such party shall request, and shall use its best efforts to obtain, confidential treatment for such sections of this Agreement as the non-filing party may designate after receiving the notice provided for in clause (v) of Section 14.5 hereof. Any failure to notify under clause (v) of Section 14.5 with respect to clause (iv) of this section shall be deemed a breach of a material obligation and be subject to termination pursuant to Sections 15.2 and 15.5 hereto. Both parties shall treat the fact that the parties have entered into this License Agreement as Confidential Information until the initial public announcement regarding this License Agreement is released by SEPC, at its sole discretion, announcing that Licensee has become a licensee under this License Agreement. Subsequent to such initial public announcement, both parties may issue press releases subject to the prior written approval of the other party, which shall not be unreasonably withheld.


   15.  Term and Termination.

        15.1 Effective Date; Term. This License Agreement shall not be binding upon the parties until it has been signed by or on behalf of each party, in which event it shall be effective as of the date first written above (the "Effective Date"). Unless sooner terminated in accordance with the provisions hereof, the initial term of this License Agreement shall be for four (4) years from the Effective Date, provided that the parties hereto agree to commence good faith negotiations with respect to a renewal of such
   term subsequent to         from such Effective Date.

         15.2 Termination by Sony. Sony shall have the right to terminate this License Agreement immediately, by providing written notice of such election to Licensee, upon the occurrence of any of the following events or circumstances: (i) If Licensee breaches any of its material obligations provided for in this License Agreement and such breach is not corrected or cured within thirty (30) days after receipt of written notice of such breach; or (ii) Licensee's failure to pay, or a statement that it is unable to pay any amount due hereunder, or is unable to pay its debts generally as they shall become due; or (iii) Licensee's filing of an application for, or consenting to, or directing the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or substantially all of Licensee's property, whether tangible or intangible, wherever located; or
   (iv) The making by Licensee of a general assignment for the benefit of creditors; or (v) The commencing by Licensee or Licensee's intention to commence a voluntary case under any applicable bankruptcy laws (as now or hereafter may be in effect); or (vi) The adjudication that Licensee is a bankrupt or insolvent; or (vii) The filing by Licensee or the intent to file by Licensee of a petition seeking to take advantage of any other law providing for the relief of debtors; or (viii) Licensee's acquiescence to, intention to acquiesce to, or failure to have dismissed within ninety (90) days, any petition filed against it in any involuntary case under any such bankruptcy law.

        15.3 Product-by-Product Termination by Sony. In addition to the events of termination described in Section 15.2, above, Sony, at its option, shall be entitled to terminate, on a product-by-product basis, the licenses and related rights herein granted to Licensee (a) in the event that Licensee fails to notify Sony promptly in writing of any material change to any of the elements approved in Section 5.1, above; (b) if Licensee fails to provide Sony in accordance with the provisions of Section 5.2, above, with the prototype Executable Software for any Licensed Product, in the format required by Sony, and which meets Sony's specifications; provided, however, Sony shall not be entitled to exercise such right of termination if Licensee's failure to provide such final Executable Software for any of the Licensed Products is directly caused by Sony's failure to timely comply with any of its material obligations expressly set forth herein.

        15.4 No Refunds. In the event of the termination of this License Agreement in accordance with any of the provisions of Sections 15.2 or 15.3, above, no portion of any payments of any kind whatsoever previously provided to Sony hereunder shall be owed or be repayable to Licensee.

        15.5  Termination of Licensee's Obligations.  Licensee shall be relieved of its obligations pursuant to Section 6.1 hereto, upon providing written
   notice to Sony, if                                                     or
   (ii) Licensee's failure to pay, or a statement that it is unable to pay any amount due hereunder, or is unable to pay its debts generally as they shall become due; or (iii) Licensee's filing of an application for or consenting to, or directing the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or substantially all of Licensee's property, whether tangible or intangible, wherever located; or
   (iv) The making by Licensee of a general assignment for the benefit of creditors; or (v) The commencing by Licensee or Licensee's intention to commence a voluntary case under any applicable bankruptcy laws (as now or hereafter may be in effect); or (vi) The adjudication that Licensee is a bankrupt or insolvent; or (vii) The filing by Licensee or the intent to file by Licensee of a petition seeking to take advantage of any other law providing for the relief of debtors; or (viii) Licensee's acquiescence to intention to acquiesce to, or failure to have dismissed within ninety (90) days any petition filed against it in any involuntary case under any such bankruptcy law.

   16.  Effect of Expiration or Termination.

        16.1 Inventory Statement. Within thirty (30) days of the date of expiration or the effective date of termination with respect to any or all Licensed Products, Licensee shall provide Sony with an itemized statement, certified to be accurate by an officer of Licensee, specifying the number of

                                                                  CONFIDENTIAL
   unsold units of the Licensed Products as to which such termination applies, on a title-by-title basis, which remain in its inventory and/or under its control at the time of expiration or the effective date of termination. Sony shall be entitled to conduct a physical inspection of Licensee's inventory and work in process during normal business hours in order to ascertain or verify such inventory and/or statement.

        16.2 Reversion of Rights. If this License Agreement is terminated by Sony as a result of any breach or default by Licensee, the licenses and related rights herein granted to Licensee shall immediately revert to Sony, and Licensee shall cease and desist from any further use of the Sony Materials and any Intellectual Property Rights related to the Sony Materials, and, subject to the provisions of Section 16.3, below, Licensee shall have no further right to continue the development, marketing, sale, and/or distribution of any units of the Licensed Products, nor to continue to use the Licensed Trademarks.

        16.3 Disposal of Unsold Units. Provided this License Agreement is not terminated due to a breach or default by Licensee, Licensee may, upon expiration or termination of this License Agreement, sell off existing inventories of Licensed Products, on a non-exclusive basis, for a period of from the date of expiration or termination of this
   License Agreement, and provided such inventories have not been manufactured solely or principally for sale during such period. Subsequent to the
   expiration of such                               period, or in the event this
   License Agreement is terminated as a result of any breach or default by Licensee, any and all units of the Licensed Products remaining in Licensee's inventory shall be destroyed by Licensee within five (5) working days of such expiration or termination. Within five (5) working days after such destruction, Licensee shall provide Sony with an itemized statement, certified to be accurate by an officer of Licensee, indicating the number of units of the Licensed Products which have been destroyed (on a title-by-title basis), the location and date of such destruction, and the disposition of the remains of such destroyed materials.

        16.4 Return of Confidential Information. Upon the expiration or earlier termination of this License Agreement, Licensee and Sony shall immediately deliver to the other party, as the disclosing party all Confidential Information of the other party, including any and all copies thereof, which the other party previously furnished to it in furtherance of this License Agreement, including, without limitation, any such information, knowledge, or know-how of which either party, as the receiving party, was apprised and which was reduced to tangible or written form by such party or in its behalf at any time during the term of this License Agreement.

        16.5 Renewal or Extension of License Agreement. Other than as set forth in Section 15.1 hereto, Sony shall be under no obligation to renew or extend this License Agreement notwithstanding any actions taken by either of the parties prior to the expiration of this License Agreement. Upon the expiration of this License Agreement neither party shall be liable to the other for any damages (whether direct, consequential, or incidental, and including, without limitation, any expenditures, loss of profits, or prospective profits) sustained or arising out of or alleged to have been sustained or to have arisen out of such expiration. However, the expiration

                                                                  CONFIDENTIAL
   of this License Agreement shall not excuse either party from its previous breach of any of the provisions of this License Agreement or from any obligations surviving the expiration of this License Agreement, and full legal and equitable remedies shall remain available for any breach or threatened breach of this License Agreement or any obligations arising therefrom.

        16.6 Termination Without Prejudice. The expiration or termination of this License Agreement in accordance with the provisions of Section 15, above, shall be without prejudice to any rights or remedies which one party may otherwise have against the other party.

   17.  Miscellaneous Provisions.

        17.1 Notices. All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or sent by recognized international courier service (e.g., Federal Express, DHL, etc.), telex, telegram or facsimile, with charges prepaid and subject to confirmation by letter sent via registered or certified mail, postage prepaid, return receipt requested. The address for all notices or other communications required to be sent to Sony or Licensee, respectively, shall be the mailing address stated in the preamble hereof, or such other address as may be provided by written notice from one party to the other on at least ten (10) days' prior written notice. In the case of Licensee, a copy of any such notice shall be sent to Fischbach, Perlstein & Yanny, 1925 Century Park East, Suite 1260, Los Angeles, CA 90067. Any such notice shall be effective upon the date of receipt.

        17.2 Force Majeure. Neither Sony nor Licensee shall be liable for any loss or damage or be deemed to be in breach of this License Agreement if its failure to perform or failure to cure any of its obligations under this License Agreement results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake, or other Act of God; shortage of equipment, materials, supplies, or transportation facilities caused by such force majeure event; strike or other industrial dispute; war or rebellion; or compliance with any law, regulation, or order (whether valid or invalid) of any governmental body, other than an order, requirement, or instruction arising out of Licensee's violation of any applicable law or regulation; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) working days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to Sony prior to, during, or after any such Force Majeure condition.

        17.3 No Partnership or Joint Venture. The relationship between Sony and Licensee, respectively, is that of licensor and licensee. Both parties are independent contractors and are not the legal representative, agent, joint venturer, partner, or employee of the other party for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

        17.4 Assignment. Sony has entered into this License Agreement based upon the particular reputation, capabilities and experience of Licensee and its officers, directors and employees. Accordingly, Licensee may not assign this License Agreement or any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of Sony shall first be obtained. Any attempted or purported assignment, delegation or other such transfer without the required consent of Sony shall be void and a material breach of this

   License Agreement. Subject to the foregoing, this License Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns. Sony shall have the right to assign any and all of its rights and obligations hereunder to any affiliate(s), including, without limitation, its obligations under Section 7 hereof.

        17.5 Subcontractors. Licensee shall not sell, assign, delegate, subcontract, sublicense or otherwise transfer or encumber all or any portion of the licenses herein granted. Licensee shall have the right to employ suitable subcontractors for the purposes of assisting Licensee with the de-velopment of the Licensed Products, provided that prior notice is given to Sony prior to subcontracting so that Sony may determine its status with such subcontractors pursuant to the terms of the next sentence hereto. Licensee shall not disclose to any subcontractor any Confidential Information of Sony (as defined herein and in the Nondisclosure Agreement), including, without limitation, any Sony Materials, unless and until such subcontractor shall have signed either (i) a License Agreement and a Development Tool Agreement or (ii) a Licensed Developer Agreement, directly with Sony. Licensee shall remain fully liable for its compliance with all of the provisions of this License Agreement and for the compliance of any and all permitted subcontractors with the provisions of any agreements entered into by such subcontractors in accordance with this Section 17.5. Licensee shall cause its subcontractors to comply in all respects with the terms and conditions of this License Agreement, and hereby unconditionally guarantees all obligations of its subcontractors.

        17.6 Compliance with Applicable Laws. The parties shall at all times comply with all applicable regulations and orders of their respective countries and all conventions and treaties to which their countries are a party or relating to or in any way affecting this License Agreement and the performance by the parties of this License Agreement. Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this License Agreement binding, including, without limitation, the recording of this License Agreement with any appropriate governmental authorities (if required).

        17.7 Governing Law; Consent to Jurisdiction. This License Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding that body of law related to choice of laws, and of the United States of America. Any action or proceeding brought to enforce the terms of this License Agreement or to adjudicate any dispute arising hereunder shall be brought in the courts of the County of New York, State of New York (if under State law) or the Southern District of New York (if under Federal law). Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action and agrees that, without limiting other types of service of process permitted by law, any service of process may be effected by registered or certified mail, postage prepaid, return receipt requested at the addresses stated in the preamble hereof.

        17.8 Legal Costs and Expenses. In the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this License Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity to recover from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction. The term "prevailing party" for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

        17.9 Remedies. Unless expressly set forth to the contrary, either party's election of any remedies provided for in this License Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative. Any breach of Sections 2, 4, 5, 6, 7.1.1, 12 and 14 of this Agreement would cause irreparable harm to Sony, the extent of which would be difficult to ascertain. Accordingly, Licensee agrees that, in addition to any other remedies to which Sony may be entitled, in the event of a breach by Licensee or any of its employees or permitted subcontractors of any such sections of this Agreement, Sony shall be entitled to the immediate issuance without bond of exparte injunctive relief enjoining any breach or threatened breach of any or all of such provisions. In addition, Licensee shall indemnify Sony for all losses, damages, liabilities, costs and expenses (including actual attorneys' fees and all related costs) which Sony may sustain or incur as a result of such breach.

        17.10 Severability. In the event that any provision of this License Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this License Agreement, while the remainder of this License Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

        17.11 Sections Surviving Expiration or Termination. The following sections shall survive the expiration or earlier termination of this License Agreement for any reason: 4, 7.2, 9, 10, 11, 12, 13, 14, 15.4, 16, 17.4,
   17.5, 17.7, 17.8, 17.9, 17.10.

        17.12 Waiver. No failure or delay by either party in exercising any right, power, or remedy under this License Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this License Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this License Agreement shall not be construed as a waiver of any other provision of this License Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

        17.13 Modification. No modification of any provision of this License Agreement shall be effective unless in writing and signed by both of the parties.

        17.14     Headings.  The section headings used in this License

   Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this License Agreement or any portion hereof.

        17.15 Integration. This License Agreement (together with the Exhibits attached hereto) constitutes the entire agreement between Sony and Licensee and supersedes all prior or contemporaneous agreements, proposals, understandings, and communications between Sony and Licensee, whether oral or written, with respect to the subject matter hereof; provided, however, that notwithstanding anything to the contrary in the foregoing, the Nondisclosure Agreement referred to in Section 14 hereto shall remain in full force and effect.

        17.16 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

        17.17 Construction. This License Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties.

   IN WITNESS WHEREOF, the parties have caused this License Agreement to be duly executed as of the day and year first written above.

   SONY COMPUTER ENTERTAINMENT OF AMERICA       ACCLAIM ENTERTAINMENT, INC.



   By: /s/ James Whims                    By: /s/ Robert W. Holmes

   Title: SR. V.P.                        Title: President

   Date: 12/24/94                         Date: 12/19/94


   NOT AN AGREEMENT UNTIL
   EXECUTED BY BOTH PARTIES


                                                                      Exhibit A


                                LICENSED TERRITORY


   1.  Licensed Territory:  United States and Canada


   2.  Additional Provisions:

        (a) Distribution Channels. Licensee may, pursuant to the licenses granted in Section 2 above, distribute Licensee's Licensed Products throughout the Licensed Territory and may use such distribution channels as Licensee deems appropriate, including the use of third party distributors, resellers, dealers and sales representatives (collectively, "Distributors").

        (b) Limitations on Distribution. Notwithstanding any other provisions in this License Agreement, Licensee shall not, directly or indirectly, solicit orders from and/or sell any units of the Licensed Products to any person or entity outside of the Licensed Territory, and Licensee further agrees that it shall not directly or indirectly solicit orders for and/or sell any units of the Licensed Products in any situation where Licensee reasonably should know that such Licensed Products will be exported or resold outside of the Licensed Territory.

        (c) Changes to Licensed Territory. The licenses granted in Section 2 of this License Agreement may only be exercised by Licensee in the Licensed Territory. Sony shall have the right to delete, and intends to delete any country or countries from the Licensed Territory if, in Sony's reasonable judgment, the laws or enforcement of such laws in such country or countries do not protect Sony's Intellectual Property Rights. In the event a country is deleted from the Licensed Territory, Sony shall deliver to Licensee a notice stating the number of days within which Licensee shall cease exercising such licenses in the deleted country or countries. Licensee agrees to cease exercising such licenses, directly or through subcontractors, in such deleted country or countries, by the end of the period stated in such notice.


                                                                    Exhibit B

                                       ROYALTIES

A.   Per Unit Royalty.  The per unit royalty due under Section 9 of the
     Agreement with respect to each Licensed Product shall be         ,
     unless otherwise set forth below with respect to a Licensed Product:

B.   Adjustments to Royalty - Hit Title Rebate

     (1) In the event that the total purchases by Licensee from Sony with respect to any Licensed Product exceed the following numbers of units during of the Licensed Product, Licensee shall be entitled to a rebate with respect to royalties paid by Licensee to Sony pursuant to Section 9 of the Agreement which shall be credited to Licensee's account 60 days following the date that the relevant royalties are paid, as follows:

     Volume                      Royalty Rebate
     ------                      --------------
     a.  Over     units are up to     of Royalty paid with respect to such units

     b.  Over     units are up to     of Royalty paid with respect to such units

     c.  Over     units are up to     of Royalty paid with respect to such units

     (2) Each title shall be considered independently for purposes of calculating and the rebates shall be cumulative. By way of example:

     a. If Licensee's aggregate shipments for a single Licensed Product are less than units, no rebate is available.

     b. If Licensee's aggregate shipments for a single Licensed Product exceed
       but are less than        , Licensee will be entitled to receive
of the Royalty paid as a rebate with respect to the        units, at the time
Licensee is invoiced for such excess order, and shall thereafter be charged a
per unit royalty of        less        until units of the Licensed Product
shipped exceeds        .

     c. If Licensee's aggregate orders for a single Licensed Product exceed
       but are less than        , Licensee will receive        of the Royalty
paid as a rebate with respect to the first        , at the time Licensee is
invoiced for such excess order, and shall thereafter be charged a per unit
royalty of        less        until units of the Licensed Product shipped
exceed       . Please note that in this case Licensee will only receive a
        rebate with respect to the        units because they have already
received a        rebate on such units.

                                                                  CONFIDENTIAL